INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “Agreement”), dated as of October 18, 2006, is made by RONCO MARKETING CORPORATION, a Delaware corporation (“Grantor”), in favor of LAURUS MASTER FUND, LTD. (“Laurus”).

WHEREAS, pursuant to that certain Security and Purchase Agreement dated as of the date hereof by and between Grantor, certain other Companies (as defined in the Security and Purchase Agreement) party thereto and Laurus (as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”), Laurus has agreed to provide financial accommodations to the Companies;

WHEREAS, Laurus is willing to enter into the Security Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Laurus this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

Section 1.  DEFINED TERMS.

(a)    When used herein the following terms shall have the following meanings:

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Copyright Licenses” means all written agreements naming any Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“General Intangibles” shall have the meaning provided thereto in Section 9-102 of the UCC, as amended, restated or otherwise modified from time to time.

“Obligations” shall have the meaning provided thereto in the Security Agreement.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions of such letters patent, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Trademarks” means (a) all trademarks, trade names, corporate names, business names, fictitious business names, trade styles, services marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, or otherwise, and all common-law rights thereto, and (b) the right to obtain all renewals thereof.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“UCC” shall mean the Uniform Commercial Code as adopted in Delaware.

“USPTO” shall mean the United States Patent and Trademark Office.

(b)    All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

Section 2.  GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of the Grantor now or hereafter existing from time to time, Grantor hereby grants to Laurus a security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “IP Collateral”):

(a)   all of its Patents and Patent Licenses to which it is a party including but not limited to those referred to on Schedule I hereto;

(b)   all of its Trademarks and Trademark Licenses to which it is a party including but not limited to those referred to on Schedule II hereto;

(c)   all of its Copyrights and Copyright Licenses to which it is a party including but not limited to those referred to on Schedule III hereto;

(d)   all reissues, continuations or extensions of the foregoing;

(e)   all goodwill of Grantor’s business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

(f)   all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

Notwithstanding any reference to the United States and the IP Collateral in the United States, it is expressly understood that this Agreement and the Security Agreement executed between the Grantor and Laurus apply to and incorporate any and all Intellectual Property (as defined in Annex A of the Security Agreement) to which Grantor is a party in any and all countries.

Section 3.  REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that Grantor does not own any Patent, Trademark or Copyright registered with the USPTO or United States Copyright Office except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto.  Grantor’s Patents, Trademarks and Copyrights listed on Schedules I, II and III, are valid and enforceable, are solely owned by Grantor and there is no claim that the use of any of them violates the rights of any third person. This Agreement is effective to create a valid and continuing lien on and perfected security interest in favor of Laurus in all of Grantor’s Patents, Trademarks and Copyrights listed on Schedules I, II and III and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, Grantor. Upon filing of this Agreement with the USPTO and the United States Copyright Office, and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Laurus’ lien on each of Grantor’s Patents, Trademarks and Copyrights listed on Schedules I, II and III shall have been duly taken.

Section 4.  COVENANTS. Grantor covenants and agrees with Laurus that from and after the date of this Agreement:

(a) Grantor shall promptly notify Laurus if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright listed on Schedule I, II or III may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright  listed on Schedule I, II or III, its right to register the same, or to keep and maintain the same.

(b) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the USPTO, the United States Copyright Office or any similar office or agency without giving Laurus prior written notice thereof, and, upon request of Laurus, Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Laurus) to evidence Laurus’ lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(c) Grantor shall take all actions necessary or reasonably requested by Laurus to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks listed on Schedule I or II, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d) In the event that any of the IP Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Laurus promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such IP Collateral is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution, and if Grantor determines that it is cost effective, seek to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as Laurus, in its reasonable discretion, shall deem appropriate under the circumstances to protect such IP Collateral.

Section 5.  SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Laurus by Grantor pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Laurus with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 6.  REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 7.  INDEMNIFICATION. (A) Grantor assumes all responsibility and liability arising from its use of the Patents, Trademarks and/or Copyrights and Grantor hereby indemnifies and holds Laurus harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of Grantor’s operations of its business from the use of the Patents, Trademarks and/or Copyright. (B) In any suit, proceeding or action permitted to be brought by Laurus under the Security Agreement and brought by Laurus under any Patent License, Trademark License or Copyright License for any sum owing thereunder, or to enforce any provisions of such license, Grantor will indemnify and hold Laurus harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from Grantor, and all such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Laurus.

Section 8.  NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Security Agreement.

Section 9.  TERMINATION OF THIS AGREEMENT. Subject to Section 6 hereof, this Agreement shall terminate upon payment in full of all Obligations and irrevocable termination of the Security Agreement.

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IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

RONCO MARKETING CORPORATION By: /s/ Paul Kabashima Name: Paul Kabaashima Title: Interim President

ACCEPTED and
ACKNOWLEDGED by:

LAURUS MASTER FUND, LTD.

By: unintelligible
Name: unintelligible
Title: Director